The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed.  This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-180731

Subject to Completion
Preliminary Prospectus Supplement dated June 27, 2012

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 17, 2012)

Units Consisting of
One Share of Common Stock,
One Warrant to Purchase       Share of Common Stock for a Term of      and
One Warrant to Purchase        Share of Common Stock for a Term of

PACIFIC ETHANOL, INC.

We are offering                                units, with each unit consisting of one share of our common stock, one warrant to purchase          share of our common stock for a term of       and one warrant to puchase           share of our common stock for a term of                 (the “Units”) (and theshares of our common stock issuable from time to time upon exercise of the offered warrants) in this offering.  The Units will not be issued or certificated.  The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “PEIX.” On June 26, 2012, the last reported sales price of our common stock on The NASDAQ Capital Market was $0.55 per share.  There is no established public trading market for the warrants and we do not expect a market to develop.  In addition, we do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves certain risks.  Before purchasing our common stock and warrants, please review the information, including the information incorporated by reference, under the heading “Risk Factors” beginning on Page S-8 of this prospectus supplement and page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.
	Per Unit	Total
Public offering price (1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1) The public offering price is $            per share of common stock and $0.01 per warrant to purchase      of a share of common stock.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering.  We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $500,000.  Delivery of the shares of common stock will be made through the facilities of the Depository Trust Company.  We have also granted the underwriter an option for a period of 30 days to purchase up to an additional       units solely to cover over–allotments, if any.  If the underwriter exercises the option in full, the total underwriting discount payable by us will be $           and the total proceeds to us, before expenses, will be $                     .

Delivery of the shares of common stock and warrants is expected to be made on or about July 3, 2012, subject to customary closing conditions.

Sole Book– Running Manager
Lazard Capital Markets

The date of this prospectus supplement is June      , 2012.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering.  The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.  Generally, when we refer only to the “prospectus,” we are referring to both parts combined.  This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on this prospectus supplement.  If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.  This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the units being offered and other information you should know before investing in the securities offered hereby.  Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-31 of this prospectus supplement

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not, and the underwriter has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriter is not, offering to sell securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of units.  Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

When used in this prospectus, the terms “Pacific Ethanol,” “we,” “our” and “us” refer to Pacific Ethanol, Inc. and its consolidated subsidiaries, unless otherwise specified.

PROSPECTUS SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into the accompanying prospectus.  Because this is only a summary, however, it does not contain all of the information that may be important to you.  You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.  You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated herein by reference.

The Company

Overview

We are the leading marketer and producer of low-carbon renewable fuels in the Western United States.

We market all the ethanol produced by four ethanol production facilities located in California, Idaho and Oregon, or Pacific Ethanol Plants, all the ethanol produced by three other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States. We also market ethanol co-products, including wet distillers grains and syrup, or WDG, for the Pacific Ethanol Plants.

We have extensive customer relationships throughout the Western United States. Our ethanol customers are integrated oil companies and gasoline marketers who blend ethanol into gasoline. We arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers in the Western United States, primarily in California,  Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Our WDG customers are dairies and feedlots located near the Pacific Ethanol Plants.

We have extensive supplier relationships throughout the Western and Midwestern United States. In some cases, we have marketing agreements with suppliers to market all of the output of their facilities.

We currently hold a 34% ownership interest in New PE Holdco LLC, or New PE Holdco, the owner of each of the plant holding companies, or the Plant Owners, that collectively own the Pacific Ethanol Plants. We operate and maintain the Pacific Ethanol Plants under the terms of an asset management agreement with New PE Holdco and the Plant Owners, including supplying all goods and materials necessary to operate and maintain each Pacific Ethanol Plant. In operating the Pacific Ethanol Plants, we direct the production process to obtain optimal production yields, lower costs by leveraging our infrastructure, enter into risk management agreements such as insurance policies and manage commodity risk practices. We are also in complete charge of, and have care and custody over, each Pacific Ethanol Plant that is not operational, and provide recommendations to New PE Holdco as to when a Pacific Ethanol Plant should become operational. We perform all activities necessary to support a cost effective return of any idled Pacific Ethanol Plant to operational status once New PE Holdco approves our recommendation to re-start an idled Pacific Ethanol Plant.

We market ethanol and WDG produced by the Pacific Ethanol Plants under the terms of separate marketing agreements with the Plant Owners whose facilities are operational. The marketing agreements provide us with the absolute discretion to solicit, negotiate, administer (including payment collection), enforce and execute ethanol and co-product sales agreements with any third party.

The Pacific Ethanol Plants are comprised of the four facilities described immediately below, three of which are currently operational. When market conditions permit, and with approval of New PE Holdco, we intend to resume operations at the Madera, California facility.
Facility Name	Facility Location	Estimated Annual Capacity (gallons)	Current Operating Status
Magic Valley	Burley, ID	60,000,000	Operating
Columbia	Boardman, OR	40,000,000	Operating
Stockton	Stockton, CA	60,000,000	Operating
Madera	Madera, CA	40,000,000	Idled

We also provide operations, maintenance and accounting services for a 250,000 gallon per year cellulosic integrated biorefinery owned by ZeaChem Inc. in Boardman, Oregon, which is adjacent to the Pacific Ethanol Columbia plant.

Recent Developments

Acquisition of Additional Ownership Interests in New PE Holdco

We have entered into Agreements for Purchase and Sale of Units in New PE Holdco LLC to acquire an aggregate of 33% in additional ownership interests in New PE Holdco for an aggregate purchase price of $20.0 million, payable at least $10.0 million in cash and the balance in principal amount of Senior Unsecured Notes, or Notes. Of the net proceeds from this offering, at least $10.0 million will be used to fund the cash purchase price for the ownership interests in New PE Holdco. The Notes will be due nine months after the closing of the transaction and are to accrue interest at a rate of 5% per annum. We will be required to prepay the Notes ratably with any net cash proceeds from any asset sales, other than certain permitted sales, and any net cash proceeds from any future equity or debt issuances and insured property casualty events. The Notes will also contain a number of affirmative and restrictive covenants. The closing of the transaction is subject to a number of conditions, including the raising of sufficient proceeds in this offering to fund the $10.0 million cash portion of the purchase price, a condition for us to simultaneously close on the full 33% of additional ownership interests and a condition for us to receive satisfactory evidence of an amendment to the Plant Owners’ credit facilities.  Upon closing, our ownership interest in New PE Holdco will increase to 67.25%.

We treat New PE Holdco as a consolidated subsidiary for financial reporting purposes, and, as such, New PE Holdco’s financial results are consolidated with ours.  After our net income or loss is determined on a consolidated basis, our consolidated results are reduced for the interests in New PE Holdco that we do not control, or non-controlling interests.  The net income or loss of New PE Holdco is allocated to us and the non-controlling interests, based on ownership percentage, and the amount allocated to the non-controlling interests is reduced from our consolidated net income or loss to determine the portion of our consolidated net income or loss that is attributed to us.  Our earnings per share is then determined using the net income or loss attributed to us after reducing the net income or loss attributed to the non-controlling interests.

Upon the closing of the Agreements for Purchase and Sale of Units in New PE Holdco LLC, our ownership interest in New PE Holdco will increase from 34% to 67.25%.  Because New PE Holdco’s results are consolidated with ours for financial reporting purposes, the acquisition of additional interests in New PE Holdco will not impact the consolidated net income or loss that we report.   However, the portion of New PE Holdco’s net income or loss that is allocated to us will increase from 34% to 67.25%, thus changing the net income or loss attributable to us after reducing the net income or loss attributable to the non-controlling interests and our earnings per share.

The acquisition of an additional 33% interest in New PE Holdco and the assumed issuance of 24 million shares of our common stock under this prospectus would have had the following impact on previously reported periods.  For the year ended December 31, 2011, the reported net income attributed to Pacific Ethanol, Inc. was $1,809,000 resulting in income per share of $0.05.  Had our ownership percentage in New PE Holdco been 67.25%, we would have been attributed a net loss of $2,847,000 resulting in a loss per share of $0.05 based on an assumed issuance of 24 million shares of our common stock in this offering.   For the quarter ended March 31, 2012, the reported net loss attributed to Pacific Ethanol, Inc. was $5,268,000 resulting in a loss per share of $0.06. Had our ownership percentage in New PE Holdco been 67.25%, we would have been attributed a net loss of $9,735,000 resulting in a loss per share of $0.09 based on an assumed issuance of 24 million shares of our common stock in this offering.

The Notes, if issued, will have a maximum aggregate principal amount of approximately $10 million and will become due and payable 9 months after the closing of this offering.  Currently, we do not have sufficient funds to pay the aggregate amounts under the Notes when they become due at maturity, and we do not anticipate generating sufficient capital through our operations during the following 9 months to satisfy our obligations under the Notes.  In addition, we currently have no funding commitments that will provide us with the capital necessary to satisfy our obligations under the Notes.  As a result, unless we are successful in obtaining additional financing, we will not have sufficient available funds to pay these debt obligations at maturity.  In the event we are required to seek additional capital to pay the amounts owing under the Notes, the terms of any such additional financing could cause our stockholders to experience additional substantial dilution.  If we are not able to raise additional funds in order to pay our obligations under the Notes when they become due, we will be forced to suspend or curtail certain of our planned operations and possibly seek protection under the United States Bankruptcy Code.  Any of these actions would harm our business, results of operations and future prospects.  If we cease to continue as a going concern, due to lack of available capital or otherwise, you may lose your entire investment in our company.

Amendment to Credit Agreement

The Agreements for Purchase and Sale of Units in New PE Holdco LLC contemplate an amendment to the Plant Owners’ credit facilities.  The Plant Owners’ existing credit facilities consist of a revolving credit facility of $35.0 million, a tranche A-1 term loan of approximately $25.0 million and a tranche A-2 term loan of approximately $26.3 million. Under a proposed First Amendment to Amended and Restated Credit Facility, the Plant Owners’ credit facilities would be amended to, among other things, extend the maturity date to June 30, 2016 as to those lenders willing to agree to that extension, or the Extending Lenders, resulting in the extension of the revolving credit facility and an extension of the tranche A-1 term loans and commitments of the Extending Lenders, or collectively, the Extended Loans. In addition, the aggregate commitment amount under the revolving credit facility would increase by $5.0 million. As of the date of this prospectus, the Extended Loans would total $46.7 million.  The amendment would also provide for a mechanism for the Plant Owners to pay down and to otherwise pay off the non-extending lenders and the outstanding tranche A-2 term loan at, or at any time prior to, the original maturity date of June 25, 2013 without penalty while keeping the Extended Loans in place. The amendment would also provide for a prepayment premium payable to the Extending Lenders with respect to any prepayment of that part of the Extended Loans which consists of the tranche A-1 term loan.  Other terms of the amendment would include (i) the ability of the Plant Owners to have the monthly interest payments otherwise due on the Extended Loans through the original maturity date of June 25, 2013 to be added to the outstanding principal balance of the tranche A-1 term loans of the Extending Lenders instead of paying that interest in cash, (ii) a right of the Plant Owners to lease or finance the acquisition of enhancements to the Plant Owners’ production facilities consisting of bolt-on product yield enhancement equipment or processing and separation equipment for corn oil and corn syrup in an aggregate principal amount $14.0 million, and (iii) a reduction of certain reporting requirements and operational restrictions previously imposed upon the Plant Owners. Although the execution and delivery of the amendment is a condition to the closing of the Agreements for Purchase and Sale of Units in New PE Holdco LLC, there can be no assurance that the lenders will execute it in a timely fashion in the form agreed to, or at all.

Accrued and Unpaid Dividends on our Series B Preferred Stock

We have approximately $7.3 million of accrued and unpaid dividends on our Series B Preferred Stock.  Recently, we received a demand from three of the holders of our Series B Preferred Stock for payment in the aggregate amount of $2.4 million of the accrued and unpaid dividends.  Currently, we do not have sufficient funds to pay the amount demanded.  We currently do not intend to use any proceeds from this offering to pay any of our accrued and unpaid dividends.  Accordingly, we believe that we will not have sufficient available funds to pay the accrued but unpaid dividends on our Series B Preferred Stock at anytime in the foreseeable future.  If any or all of the holders of our Series B Preferred Stock pursue a claim or claims against us for payment of the accrued and unpaid dividends on our Series B Preferred Stock and obtain a judgment against us, then unless we are able to obtain additional financing, we expect that we will not have sufficient funds necessary to satisfy any such judgment.  If we do not have sufficient capital to pay any such judgment, we will be forced to suspend or curtail certain of our planned operations and possibly seek protection under the United States Bankruptcy Code.  Any of these actions would harm our business, results of operations and future prospects.  If we cease to continue as a going concern, due to lack of available capital or otherwise, you may lose your entire investment in our company.

California’s Low Carbon Fuel Standard

In January 2007, California’s Governor signed an executive order directing the California Air Resources Board, or CARB, to implement California’s low carbon fuels standard for transportation fuels. The enforcement of the low carbon fuels standard was halted by the U.S. District Court on December 29, 2011 on federal constitutional grounds. In January 2012, CARB appealed the decision. On April 23, 2012, the U.S. District Court granted CARB’s motion for a stay of the injunction while the Court continues to consider CARB’s appeal of the lower court’s decision. If enforced, the Governor’s office estimates that the standard will have the effect of increasing current renewable fuels use in California by three to five times by 2020.

Corporate Information

We are a Delaware corporation that was incorporated in February 2005.  Our principal executive offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814.  Our telephone number is (916) 403-2123 and our Internet website is www.pacificethanol.net.  The content of our Internet website does not constitute a part of this prospectus.

In 2006, we began constructing the first of the four Pacific Ethanol Plants and were continuously engaged in plant construction until the fourth facility was completed in 2008. In late 2008 and early 2009, we idled production at three of the Pacific Ethanol Plants due to adverse market conditions and lack of adequate working capital. On May 17, 2009, each of the Plant Owners filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Bankruptcy Code, or Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, or Bankruptcy Court, in an effort to restructure their indebtedness. On April 16, 2010, the Plant Owners filed a joint plan of reorganization, or Plan, with the Bankruptcy Court, which was structured in cooperation with a number of the Plant Owners’ secured lenders. The Bankruptcy Court confirmed the Plan at a hearing on June 8, 2010. On June 29, 2010, or Effective Date, the Plant Owners emerged from bankruptcy under the terms of the Plan. Under the Plan, on the Effective Date, all of the ownership interests in the Plant Owners were transferred to New PE Holdco, which was wholly-owned as of that date by some of the prepetition lenders to the Plant Owners and new lenders to the Plant Owners. As a result, the Pacific Ethanol Plants became wholly-owned by New PE Holdco as of the Effective Date.

THE OFFERING

Common stock offered by us	Shares
Warrants offered by us
Warrants to purchase up to                                                      shares of common stock at an exercise price of $    per share, will be exercisable upon issuance and will expire from the date of issuance and      warrants to purchase up to         shares of common stock at an exercise price of $    per share, will be exercisable upon issuance and will expire from the date of issuance.  This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. The warrants will be issued in certificated form.

Common stock outstanding immediately prior to this offering	86,801,993 shares

Common stock to be outstanding immediately after this offering	Shares

Over-allotment option	Units

Use of proceeds
We intend to use the net proceeds from this offering primarily to acquire additional interests of New PE Holdco.  We will also use net proceeds of this offering for general working capital purposes. See “Use of Proceeds” on page S-20.  In the event that the acquisition of additional interest in New PE Holdco under the Agreements for Purchase and Sale of Units in New PE Holdco LLC does not close, all of the proceeds are expected to be used for general working capital purposes.

Risk factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 4 of the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

The NASDAQ Capital Market symbol	PEIX

The number of shares of common stock shown above to be outstanding after this offering is based on the 86,801,993 shares outstanding as of June 26, 2012 and excludes the shares of common stock issuable upon exercise of the warrants being offered by us in this offering and excludes the following as of June 26, 2012:

●
252,066 shares of common stock reserved for issuance under our 2006 Stock Option Plan, or 2006 Plan, of which options to purchase 208,869 shares were outstanding, at a weighted average exercise price of $0.82 per share;

●	6,139,674 shares of common stock reserved for issuance under warrants to purchase common stock outstanding, at a weighted average exercise price of $8.71 per share;

●	2,907,393 shares of common stock reserved for issuance upon conversion of our Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock; and

●	any additional shares of common stock we may issue from time to time after that date.

As a result of the issuance of securities in this offering, the conversion price of our Series B Preferred Stock and the exercise price of certain of our outstanding warrants will be adjusted downward as a result of weighted-average anti-dilution price protection provisions contained in the agreements governing such securities.

If the underwriter’s over–allotment option is exercised in full, we will issue and sell an additional       units and will have          shares outstanding immediately after the offering, excluding shares of common stock issuable upon exercise of the warrants offered hereby.  Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriter’s over–allotment option.

RISK FACTORS

Investing in the securities offered hereby involves a high degree of risk.  You should carefully consider the following risks factors and the risk factors incorporated by reference to our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before investing in our securities.  If any of these risks materialize, our business, financial condition or results of operations could be materially harmed.  In that case, the trading price of our common stock and the value of the units could decline, and you may lose some or all of your investment.  The risks and uncertainties we describe are not the only ones facing us.  Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations.  If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer.  In that event, the trading price of our common stock and the value of the units could decline, and you could lose all or part of your investment.

Risks Related to our Business

We have incurred significant losses and negative operating cash flow in the past and we may incur significant losses and negative operating cash flow in the foreseeable future. Continued losses and negative operating cash flow will hamper our operations and prevent us from expanding our business.

We have incurred significant losses and negative operating cash flow in the past. For the three months ended March 31, 2012, we incurred a consolidated net loss of approximately $14.0 million.  For 2011, we incurred a consolidated net loss of approximately $4.0 million and negative operating cash flow of approximately $4.0 million. For 2009, we incurred a consolidated net loss of approximately $308.7 million and negative operating cash flow of approximately $6.3 million. Although we reported consolidated net income of $69.5 million for 2010, primarily due to a $119.4 million net gain in connection with the completion of the bankruptcy proceedings of our former indirect wholly-owned subsidiaries, we incurred negative operating cash flow of approximately $37.0 million. We believe that we may incur significant losses and negative operating cash flow in the foreseeable future. We expect to rely on cash on hand, cash, if any, generated from our operations and cash, generated from future financing activities, if any, to fund all of the cash requirements of our business. Continued losses and negative operating cash flow may hamper our operations and impede us from expanding our business. Continued losses and negative operating cash flow are also likely to make our capital raising needs more acute while limiting our ability to raise additional financing on favorable terms.

We do not have sufficient funds to pay accrued and unpaid dividends on our Series B Preferred Stock. Our inability to pay the accrued and unpaid dividends on our Series B Preferred Stock could have a material adverse effect on our business and our ability to continue as a going concern.

We have approximately $7.3 million of accrued and unpaid dividends on our Series B Preferred Stock.  Recently, we received a demand from three of the holders of our Series B Preferred Stock for payment in the aggregate amount of $2.4 million of the accrued and unpaid dividends.  Currently, we do not have sufficient funds to pay the amount demanded.  We currently do not intend to use any proceeds from this offering to pay any of our accrued and unpaid dividends.  Accordingly, unless we are able to obtain additional financing, we will not have sufficient available funds to pay the accrued but unpaid dividends on our Series B Preferred Stock at anytime in the foreseeable future.  If any or all of the holders of our Series B Preferred Stock pursue a claim or claims against us for payment of the accrued and unpaid dividends on our Series B Preferred Stock and obtain a judgment against us, we expect that we will not have sufficient funds necessary to satisfy any such judgment.  If we do not have sufficient capital to pay any such judgment, we will be forced to suspend or curtail certain of our planned operations and possibly seek protection under the United States Bankruptcy Code.  Any of these actions would harm our business, results of operations and future prospects.  If we cease to continue as a going concern, due to lack of available capital or otherwise, you may lose your entire investment in our company.

We may not have sufficient capital to pay our outstanding debt obligations when they come due.  Our inability to pay our debt obligations when they come due will have a material adverse effect on our business and our ability to continue as a going concern.

The Notes, having an aggregate principal amount of approximately $10 million that we will issue concurrently with the closing of this offering, will become due and payable 9 months after the closing of this offering.  Currently, we do not have sufficient funds to pay the aggregate amounts under the Notes when they become due at maturity, and we do not anticipate generating sufficient capital through our operations during the following 9 months to satisfy our obligations under the Notes.  In addition, we currently have no funding commitments that will provide us with the capital necessary to satisfy our obligations under the Notes.  As a result, unless we are successful in obtaining additional financing, we will not have sufficient available funds to pay these debt obligations at maturity.   In the event we are required to seek additional capital to pay the amounts owing under the Notes, the terms of any such additional financing could cause our stockholders to experience additional substantial dilution.  If we are not able to raise additional funds in order to pay our obligations under the Notes when they become due, we will be forced to suspend or curtail certain of our planned operations and possibly seek protection under the United States Bankruptcy Code.  Any of these actions would harm our business, results of operations and future prospects.  If we cease to continue as a going concern, due to lack of available capital or otherwise, you may lose your entire investment in our company.

We have received a delisting notice from The NASDAQ Stock Market. Our common stock may be involuntarily delisted from trading on The NASDAQ Capital Market if we fail to regain compliance with the minimum closing bid price requirement of $1.00 per share. A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely impact our credit terms with our vendors.

 The quantitative listing standards of The NASDAQ Stock Market, or NASDAQ, require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per share. We failed to satisfy this threshold for 30 consecutive trading days and on June 6, 2012, we received a letter from NASDAQ indicating that we have been provided an initial period of 180 calendar days, or until December 3, 2012, in which to regain compliance. The letter states that the NASDAQ staff will provide written notification that we have achieved compliance if at any time before December 3, 2012, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days unless the NASDAQ staff exercises its discretion to extend this 10 day period. We may be eligible to receive an additional 180 day compliance period if we meet some of the initial listing requirements of The NASDAQ Capital Market, notify NASDAQ of our intent to cure the deficiency and it appears to the staff of NASDAQ that it is possible for us to cure the deficiency. If we do not regain compliance by December 3, 2012, or, if we do not receive an additional compliance period, by 180 days thereafter, the NASDAQ staff will provide written notice that our common stock is subject to delisting. Given the increased market volatility arising in part from economic turmoil resulting from the ongoing credit crisis, the challenging environment in the biofuels industry and our lack of liquidity, we may be unable to regain compliance with the closing bid price requirement by December 3, 2012 or 180 days thereafter. A delisting of our common stock is likely to reduce the liquidity of our common stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely impact our credit terms with our vendors.

The results of our operations and our ability to operate at a profit is largely dependent on managing the prices of corn, natural gas, ethanol and WDG, all of which are subject to significant volatility and uncertainty.

Our results of operations are highly impacted by commodity prices, including the cost of corn and natural gas that we must purchase, and the prices of ethanol and WDG that we sell. Prices and supplies are subject to and determined by market forces over which we have no control, such as weather, domestic and global demand, shortages, export prices and various governmental policies in the United States and around the world. For example, over a period of four weeks at the end of 2011, the market price of ethanol declined by approximately 28%, which substantially reduced our fourth quarter and full year profitability.

As a result of price volatility of corn, natural gas, ethanol and WDG, our results of operations may fluctuate substantially. In addition, increases in corn or natural gas prices or decreases in ethanol or WDG prices may make it unprofitable to operate. In fact, some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business. For example, to satisfy customer demands, we must maintain certain quantities of ethanol inventory for subsequent resale. Moreover, we procure much of our inventory outside the context of a marketing arrangement and therefore must buy ethanol at a price established at the time of purchase and sell ethanol at an index price established later at the time of sale that is generally reflective of movements in the market price of ethanol. As a result, our margins for ethanol sold in these transactions generally decline and may turn negative as the market price of ethanol declines.

No assurance can be given that corn or natural gas can be purchased at, or near, current or any particular prices or that ethanol or WDG will sell at, or near, current or any particular prices. Consequently, our results of operations and financial position may be adversely affected by increases in the price of corn or natural gas or decreases in the price of ethanol or WDG.

Over the past several years, the spread between ethanol and corn prices has fluctuated widely and narrowed significantly. Fluctuations are likely to continue to occur. A sustained narrow spread or any further reduction in the spread between ethanol and corn prices, whether as a result of sustained high or increased corn prices or sustained low or decreased ethanol prices, would adversely affect our results of operations and financial position. Further, combined revenues from sales of ethanol and WDG could decline below the marginal cost of production, which could cause us to suspend production of ethanol and WDG at some or all of the Pacific Ethanol Plants.

We are currently a minority member of New PE Holdco with limited control over certain business decisions. As a result, our interests may not be as well served as if we were in control of all aspects of the business of New PE Holdco, which could adversely affect its contribution to our results of operations and our business prospects related to that entity.

New PE Holdco owns, and we operate, the Pacific Ethanol Plants. We currently have a 34% ownership interest in New PE Holdco. While this represents the single largest ownership position in New PE Holdco and although we have the power to make decisions regarding the activities of New PE Holdco that most significantly impact New PE Holdco’s economic performance by virtue of the terms of the asset management agreement we have with New PE Holdco and the Plant Owners, the consent of the other owners is required to approve certain actions, including incurring new indebtedness or refinancing existing indebtedness, entering into contracts with a term of greater than one year or a value of more than $1.0 million, making of certain capital expenditures, restarting an idle plant and sale or disposition of any plant assets. Some actions require the consent of all owners and others require the consent of holders of 67% or 85% of the ownership interests. In addition, we are precluded from voting on matters in which we have a direct financial interest, such as the amendment or extension of the asset management agreement we have with New PE Holdco and the Plant Owners and/or the marketing agreements we have with the Plant Owners whose facilities are operational. As a result of these limitations, we are dependent on the business judgment of the other owners of New PE Holdco in respect of a number of significant matters bearing on the operations of the Pacific Ethanol Plants. Consequently, our interests may not be as well served as if we were in control of New PE Holdco, and the contribution by New PE Holdco to our results of operations and our business prospects related to that entity may be adversely affected by our lack of control over that entity.

The termination of the asset management agreement and marketing agreements to which we are a party relating to New PE Holdco and the Pacific Ethanol Plants could lead to the deconsolidation of the financial statements of New PE Holdco. If that were to occur, our results of operations could be adversely affected.

The asset management agreement and marketing agreements relating to New PE Holdco and the Pacific Ethanol Plants vest with us the power to direct substantially all of the activities of New PE Holdco that most significantly impact New PE Holdco’s economic performance. In addition, through our ownership interest in New PE Holdco, we are in a position to absorb losses and receive benefits from New PE Holdco that could potentially be significant to New PE Holdco. As a result, we are required to consolidate the financial results of New PE Holdco. The asset management and marketing agreements have terms of one year and automatically renew for successive one year terms unless terminated by any party by giving notice 90 days prior to the end of any one-year period. If any of these agreements were terminated, we would be required to reassess whether we would continue to have a controlling financial interest in New PE Holdco. If we no longer had a controlling financial interest in New PE Holdco, we would no longer be able to account for the financial results of New PE Holdco on a consolidated basis. If that were to occur, our results of operations and financial condition could be adversely affected.

Increased ethanol production may cause a decline in ethanol prices or prevent ethanol prices from rising, and may have other negative effects, adversely impacting our results of operations, cash flows and financial condition.

We believe that the most significant factor influencing the price of ethanol has been the substantial increase in ethanol production in recent years. Domestic ethanol production capacity has increased steadily from an annualized rate of 1.5 billion gallons per year in January 1999 to 13.5 billion gallons in 2010 according to the Renewable Fuels Association.  However, increases in the demand for ethanol may not be commensurate with increases in the supply of ethanol, thus leading to lower ethanol prices. Demand for ethanol could be impaired due to a number of factors, including regulatory developments and reduced United States gasoline consumption. Reduced gasoline consumption has occurred in the past and could occur in the future as a result of increased gasoline or oil prices.

The market price of ethanol is volatile and subject to large fluctuations, which may cause our profitability or losses to fluctuate significantly.

The market price of ethanol is volatile and subject to large fluctuations. The market price of ethanol is dependent upon many factors, including the supply of ethanol and the price of gasoline, which is in turn dependent upon the price of petroleum which is highly volatile and difficult to forecast. For example, although the market price of ethanol increased by approximately 42% for the year ended December 31, 2011 as compared to 2010, during a period of four weeks at the end of 2011, the market price of ethanol declined by approximately 28%, which substantially reduced our fourth quarter and full year profitability. Fluctuations in the market price of ethanol may cause our profitability or losses to fluctuate significantly.

Some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business.

Some of our marketing activities will likely be unprofitable in a market of generally declining ethanol prices due to the nature of our business. For example, to satisfy customer demands, we must maintain certain quantities of ethanol inventory for subsequent resale. Moreover, we procure much of our inventory outside the context of a marketing arrangement and therefore must buy ethanol at a price established at the time of purchase and sell ethanol at an index price established later at the time of sale that is generally reflective of movements in the market price of ethanol. As a result, our margins for ethanol sold in these transactions generally decline and may turn negative as the market price of ethanol declines.

Disruptions in ethanol production infrastructure may adversely affect our business, results of operations and financial condition.

Our business depends on the continuing availability of rail, road, port, storage and distribution infrastructure. In particular, due to limited storage capacity at the Pacific Ethanol Plants and other considerations related to production efficiencies, the Pacific Ethanol Plants depend on just-in-time delivery of corn. The production of ethanol also requires a significant and uninterrupted supply of other raw materials and energy, primarily water, electricity and natural gas. The prices of electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that the Pacific Ethanol Plants will need or may not be able to supply those resources on acceptable terms. Any disruptions in the ethanol production infrastructure, whether caused by labor difficulties, earthquakes, storms, other natural disasters or human error or malfeasance or other reasons, could prevent timely deliveries of corn or other raw materials and energy and may require the Pacific Ethanol Plants to halt production which could have a material adverse effect on our business, results of operations and financial condition.

The volatility in the financial and commodities markets and sustained weakening of the economy could further significantly impact our business and financial condition and may limit our ability to raise additional capital.

As widely reported, financial markets in the United States and the rest of the world have experienced extreme disruption, including, among other things, extreme volatility in securities and commodities prices, as well as severely diminished liquidity and credit availability. As a result, we believe that our ability to access capital markets and raise funds required for our operations may be severely restricted at a time when we may need to do so, which could have a material adverse effect on our ability to meet our current and future funding requirements and on our ability to react to changing economic and business conditions. We are not able to predict the duration or severity of any current or future disruption in financial markets, fluctuations in the price of crude oil or other adverse economic conditions in the United States. However, if economic conditions worsen, it is likely that these factors would have a further adverse effect on our results of operations and future prospects and may limit our ability to raise additional capital.

We and the Pacific Ethanol Plants may engage in hedging transactions and other risk mitigation strategies that could harm our results of operations.

In an attempt to partially offset the effects of volatility of ethanol prices and corn and natural gas costs, the Pacific Ethanol Plants may enter into contracts to fix the price of a portion of their ethanol production or purchase a portion of their corn or natural gas requirements on a forward basis. In addition, we may engage in other hedging transactions involving exchange-traded futures contracts for corn, natural gas and unleaded gasoline from time to time. The financial statement impact of these activities is dependent upon, among other things, the prices involved and our ability to sell sufficient products to use all of the corn and natural gas for which forward commitments have been made. Hedging arrangements also expose us to the risk of financial loss in situations where the other party to the hedging contract defaults on its contract or, in the case of exchange-traded contracts, where there is a change in the expected differential between the underlying price in the hedging agreement and the actual prices paid or received by us. As a result, our results of operations and financial position may be adversely affected by fluctuations in the price of corn, natural gas, ethanol and unleaded gasoline.

Operational difficulties at the Pacific Ethanol Plants could negatively impact sales volumes and could cause us to incur substantial losses.

Operations at the Pacific Ethanol Plants are subject to labor disruptions, unscheduled downtimes and other operational hazards inherent in the ethanol production industry, including equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. Insurance obtained by the Pacific Ethanol Plants may not be adequate to fully cover the potential operational hazards described above or the Pacific Ethanol Plants may not be able to renew this insurance on commercially reasonable terms or at all.

Moreover, the production facilities at the Pacific Ethanol Plants may not operate as planned or expected. All of these facilities are designed to operate at or above a specified production capacity. The operation of these facilities is and will be, however, subject to various uncertainties. As a result, these facilities may not produce ethanol and its co-products at expected levels. In the event any of these facilities do not run at their expected capacity levels, our business, results of operations and financial condition may be materially and adversely affected.

The United States ethanol industry is highly dependent upon myriad federal and state legislation and regulation and any changes in legislation or regulation could have a material adverse effect on our results of operations and financial condition.

Various studies have criticized the efficiency of ethanol in general, and corn-based ethanol in particular, which could lead to the reduction or repeal of mandates that require the use and domestic production of ethanol or otherwise negatively impact public perception and acceptance of ethanol as an alternative fuel.

Although many trade groups, academics and governmental agencies have supported ethanol as a fuel additive that promotes a cleaner environment, others have criticized ethanol production as consuming considerably more energy and emitting more greenhouse gases than other biofuels and as potentially depleting water resources. Other studies have suggested that ethanol negatively impacts consumers by causing higher prices for dairy, meat and other foodstuffs from livestock that consume corn. If these views gain acceptance, support for existing measures requiring the use and domestic production of corn-based ethanol could decline, leading to a reduction or repeal of these measures. These views could also negatively impact public perception of the ethanol industry and acceptance of ethanol as a component for blending in transportation fuel.

Waivers or repeal of the national Renewable Fuel Standard’s minimum levels of renewable fuels included in gasoline could have a material adverse effect on our results of operations.

Shortly after passage of the Energy Independence and Security Act of 2007, which increased the minimum mandated required usage of ethanol, a Congressional sub-committee held hearings on the potential impact of the national Renewable Fuel Standard, or national RFS, on commodity prices. While no action was taken by the sub-committee towards repeal of the national RFS, any attempt by Congress to re-visit, repeal or grant waivers of the national RFS could adversely affect demand for ethanol and could have a material adverse effect on our results of operations and financial condition.

The ethanol production and marketing industry is extremely competitive. Many of our significant competitors have greater production and financial resources and one or more of these competitors could use their greater resources to gain market share at our expense. In addition, a number of Kinergy’s suppliers may circumvent the marketing services we provide, causing our sales and profitability to decline.

The ethanol production and marketing industry is extremely competitive. Many of our significant competitors in the ethanol production and marketing industry, including Archer Daniels Midland Company and Valero Energy Corporation, have substantially greater production and/or financial resources. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time. Successful competition will require a continued high level of investment in marketing and customer service and support. Our limited resources relative to many significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in market share, sales and profitability. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to compete successfully.

We also face increasing competition from international suppliers. Currently, international suppliers produce ethanol primarily from sugar cane and have cost structures that are generally substantially lower than the cost structures of the Pacific Ethanol Plants. Any increase in domestic or foreign competition could cause the Pacific Ethanol Plants to reduce their prices and take other steps to compete effectively, which could adversely affect their and our results of operations and financial condition.

In addition, some of our suppliers are potential competitors and, especially if the price of ethanol reaches historically high levels, they may seek to capture additional profits by circumventing our marketing services in favor of selling directly to our customers. If one or more of our major suppliers, or numerous smaller suppliers, circumvent our marketing services, our sales and profitability may decline.

If Kinergy fails to satisfy its financial covenants under its credit facility, it may experience a loss or reduction of that facility, which would have a material adverse effect on our financial condition and results of operations.

We are substantially dependent on Kinergy credit facility, to help finance its operations. Kinergy must satisfy quarterly financial covenants under its credit facility, including covenants regarding its quarterly EBITDA and fixed coverage ratios. Kinergy will be in default under its credit facility if it fails to satisfy any financial covenant. A default may result in the loss or reduction of the credit facility. The loss of Kinergy’s credit facility, or a significant reduction in Kinergy’s borrowing capacity under the facility, would result in Kinergy’s inability to finance a significant portion of its business and would have a material adverse effect on our financial condition and results of operations.

The high concentration of our sales within the ethanol marketing and production industry could result in a significant reduction in sales and negatively affect our profitability if demand for ethanol declines.

We expect to be completely focused on the marketing and production of ethanol and its co-products for the foreseeable future. We may be unable to shift our business focus away from the marketing and production of ethanol to other renewable fuels or competing products. Accordingly, an industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. A downturn in the demand for ethanol would likely materially and adversely affect our sales and profitability.

In addition to ethanol produced by the Pacific Ethanol Plants, we also depend on a small number of third-party suppliers for a significant portion of the ethanol we sell. If any of these suppliers does not continue to supply us with ethanol in adequate amounts, we may be unable to satisfy the demands of our customers and our sales, profitability and relationships with our customers will be adversely affected.

In addition to the ethanol produced by the Pacific Ethanol Plants, we also depend on a small number of third-party suppliers for a significant portion of the ethanol that we sell. We expect to continue to depend for the foreseeable future upon a small number of third-party suppliers for a significant portion of the total amount of the ethanol that we sell. Our third-party suppliers are primarily located in the Midwestern United States. The delivery of ethanol from these suppliers is therefore subject to delays resulting from inclement weather and other conditions. If any of these suppliers is unable or declines for any reason to continue to supply us with ethanol in adequate amounts, we may be unable to replace that supplier and source other supplies of ethanol in a timely manner, or at all, to satisfy the demands of our customers. If this occurs, our sales, profitability and our relationships with our customers will be adversely affected.

We may be adversely affected by environmental, health and safety laws, regulations and liabilities.

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require us to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns. In addition, we have made, and expect to make, significant capital expenditures on an ongoing basis to comply with increasingly stringent environmental laws, regulations and permits.

We may be liable for the investigation and cleanup of environmental contamination at each of the Pacific Ethanol Plants that New PE Holdco owns or other plants that we operate and at off-site locations where we arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation and/or remediation by regulatory agencies, we may be responsible under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or other environmental laws for all or part of the costs of investigation and/or remediation, and for damages to natural resources. We may also be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. Some of these matters may require us to expend significant amounts for investigation, cleanup or other costs.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require us to make significant additional expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at the Pacific Ethanol Plants. Present and future environmental laws and regulations, and interpretations of those laws and regulations, applicable to our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our results of operations and financial condition.

The hazards and risks associated with producing and transporting our products (including fires, natural disasters, explosions and abnormal pressures and blowouts) may also result in personal injury claims or damage to property and third parties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. However, we could sustain losses for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. Events that result in significant personal injury or damage to our property or third parties or other losses that are not fully covered by insurance could have a material adverse effect on our results of operations and financial condition.

If we are unable to attract and retain key personnel, our ability to operate effectively may be impaired.

Our ability to operate our business and implement strategies depends, in part, on the efforts of our executive officers and other key employees. Our future success will depend on, among other factors, our ability to retain our current key personnel and attract and retain qualified future key personnel, particularly executive management. Failure to attract or retain key personnel could have a material adverse effect on our business and results of operations.

We depend on a small number of customers for the majority of our sales. A reduction in business from any of these customers could cause a significant decline in our overall sales and profitability.

The majority of our sales are generated from a small number of customers. During 2010 and 2011, one customer accounted for approximately 22% and 19% of our net sales, respectively. We expect that we will continue to depend for the foreseeable future upon a small number of customers for a significant portion of our sales. Our agreements with these customers generally do not require them to purchase any specified amount of ethanol or dollar amount of sales or to make any purchases whatsoever. Therefore, in any future period, our sales generated from these customers, individually or in the aggregate, may not equal or exceed historical levels. If sales to any of these customers cease or decline, we may be unable to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our overall sales and profitability.

Our lack of long-term ethanol orders and commitments by our customers could lead to a rapid decline in our sales and profitability.

We cannot rely on long-term ethanol orders or commitments by our customers for protection from the negative financial effects of a decline in the demand for ethanol or a decline in the demand for our marketing services. The limited certainty of ethanol orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because we depend on a small number of customers for a significant portion of our sales, the magnitude of the ramifications of these risks is greater than if our sales were less concentrated. As a result of our lack of long-term ethanol orders and commitments, we may experience a rapid decline in our sales and profitability.

We recognized impairment charges in 2009 and may recognize additional impairment charges in the future.

For 2009, we recognized asset impairment charges in the aggregate amount of $252.4 million. These impairment charges primarily related to our previously wholly-owned ethanol facilities. We performed our forecast of expected future cash flows of these facilities over their estimated useful lives. The forecasts of expected future cash flows are heavily dependent upon management’s estimates and probability analysis of various scenarios including market prices for ethanol, our primary product, and corn, our primary production input. Both ethanol and corn costs have fluctuated significantly in the past year, therefore these estimates are highly subjective and are management’s best estimates at this time. During 2010, as a result of the sale of our 42% ownership interest in Front Range, we incurred an additional loss on the difference between our cost basis of the investment in Front Range and the price at which we sold our investment. We may also incur additional impairments in the future on current or future long-lived assets.

Risks Related to This Offering

We may be unable to close the acquisition of additional ownership interests in New PE Holdco.

We have entered into Agreements for Purchase and Sale of Units in New PE Holdco LLC which, if consummated, will increase our ownership interest in New PE Holdco from 34% to 67.25%.  We may be unable, however, to close the acquisition of ownership interests in New PE Holdco.  For example, if we are unable to raise sufficient amounts through this offering to fund the $10.0 million cash portion of the purchase price for the ownership interests in New PE Holdco, we will be unable to close the acquisition.  In addition, if we are unable to acquire the full 33% ownership interest in New PE Holdco, we will not proceed to partially close the acquisition. Also, we may not close the acquisition if we are unable to complete the amendment to the Pacific Ethanol Plants’ credit agreement, as contemplated in the Agreements for Purchase and Sale of Units in New PE Holdco LLC.  If we do not close the acquisition, we will continue to own a 34% ownership interest in New PE Holdco and will not have control over any decisions at the New PE Holdco level other than certain operational decisions by virtue of the terms of our asset management agreement with New PE Holdco. In addition, if we do not close the acquisition, we expect the net proceeds from the offering to be used for general corporate purposes, which may include, among other things, working capital requirements, capital expenditures, acquisitions, acquisitions of other ownership interests in New PE Holdco, and the repayment of outstanding indebtedness.

There is no public market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop.  In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market.  Without an active market, the liquidity of the warrants will be limited.  The warrants in this offering will be issued in physical form.

Management will have broad discretion as to the use of a portion of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of a portion of, or, if the acquisition of the additional interests in New PE Holdco does not close, all of, the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering.  Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.  Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value.

Our existing stockholders will suffer dilution as a result of this offering.

Our existing stockholders will suffer dilution in the net tangible book value of the common stock they hold because the price per share of units being offered hereby is substantially higher than the book value per share of our common stock.  Based on an assumed public offering price of $0.50 per unit in this offering, if you purchase units in this offering, assuming the sale of 24 million units in this offering, our existing stockholders will suffer immediate dilution of approximately $0.16 per share in the net tangible book value of the common stock.  See “Dilution” on page S-21 of this prospectus supplement for a more detailed discussion of the dilution our existing stockholders will incur in this offering.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

Assuming that we sell 24 million shares of our common stock in this offering, we will be selling a number of shares that represents approximately 27.6% of the number of shares of common stock that we currently have outstanding.  Resales of substantial amounts of the shares of our common stock issued in this offering as well as shares of our common stock issuable upon exercise of the warrants issued in this offering could have a negative effect on our stock price.

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As a result of our issuance of shares of Series B Preferred Stock, our common stockholders may experience numerous negative effects and most of the rights of our common stockholders will be subordinate to the rights of the holders of our Series B Preferred Stock.

As a result of our issuance of shares of Series B Preferred Stock, our common stockholders may experience numerous negative effects, including dilution from any dividends paid in preferred stock and antidilution adjustments. In addition, rights in favor of the holders of our Series B Preferred Stock include seniority in liquidation and dividend preferences; substantial voting rights; and numerous protective provisions. Also, our outstanding Series B Preferred Stock could have the effect of delaying, deferring and discouraging another party from acquiring control of Pacific Ethanol.

Our stock price is highly volatile, which could result in substantial losses for investors purchasing shares of our common stock and in litigation against us.

The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

•
our ability to maintain contracts that are critical to our operations, including the asset management agreement with the Plant Owners that provide us with the ability to operate the Pacific Ethanol Plants and the marketing agreements with the Plant Owners whose facilities are operational that provide us with the ability to market all ethanol and co-products produced by the Pacific Ethanol Plants;

•	fluctuations in the market price of ethanol and its co-products;
•	the cost of key inputs to the production of ethanol, including corn and natural gas;
•	the volume and timing of the receipt of orders for ethanol from major customers;
•	competitive pricing pressures;
•	our ability to produce, sell and deliver ethanol on a cost-effective and timely basis;
•	the introduction and announcement of one or more new alternatives to ethanol by our competitors;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments or increased enforcement;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel;
•	our inability to obtain financing; and
•	our financing activities and future sales of our common stock or other securities.

Furthermore, we believe that the economic conditions in California and other Western states, as well as the United States as a whole, could have a negative impact on our results of operations. Demand for ethanol could also be adversely affected by a slow-down in overall demand for oxygenate and gasoline additive products. The levels of our ethanol production and purchases for resale will be based upon forecasted demand. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. The failure to receive anticipated orders or to complete delivery in any quarterly period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period, and we may not experience revenue growth or profitability on a quarterly or an annual basis.

The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of high stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.

Any of the risks described above could have a material adverse effect on our results of operations, the price of our common stock, or both.

FORWARD–LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain forward–looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward–looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or Securities Act.  Forward–looking statements include projections, assumptions or information concerning possible or assumed future actions, events or our results of operations.  These statements involve estimates and assumptions based on the judgment of our management.  A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward–looking statements.

Forward–looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus.

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act and Section 21E of the Exchange Act.  These forward-looking statements include our current expectations and projections about future results, performance, business strategy, recent and pending acquisitions, budgets, objectives of management for future operations, legal strategies, prospects and opportunities. We have tried to identify these forward-looking statements by using words like “believe,” “expect,” “may,” “will,” “would,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations, as of the date of this prospectus and any applicable prospectus supplement. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  We claim the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward–looking statements.

Forward–looking statements may be made regarding our business, operations, financial performance and condition, earnings, our prospects, as well as regarding our industry generally.  Forward–looking statements are not guarantees of performance.  You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward–looking statement

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.  Projections included in such risk factors have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles or any guidelines of the Security and Exchange Commission.  Actual results will vary, perhaps materially, and we undertake no obligation to update the projections at any future date.  You are strongly cautioned not to place undue reliance on such projections.  All subsequent written and oral forward-looking statements attributable to Pacific Ethanol or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds to us from the assumed sale of 24 million units that we are offering will be approximately $10.7 million, based upon an assumed offering price of $0.50 per unit and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

We intend to use $10.0 million of the net proceeds of this offering to acquire an additional percentage ownership interest in New PE Holdco.  Using proceeds from this offering and Notes in the original principal amount of approximately $10 million, we intend to purchase an aggregate of 330 units of New PE Holdco, representing 33% of the outstanding units of New PE Holdco, after which we will hold 67.25% of the outstanding units of New PE Holdco.  We will use the remainder of the net proceeds of the offering for general corporate purposes, which may include, among other things, working capital requirements, capital expenditures, acquisitions, and the repayment of outstanding indebtedness.

The foregoing represents our intentions based upon our present plans and business conditions. If, however, as a result of the occurrence of unforeseen or other events, including changed business conditions, we do not consummate the acquisition of additional interests in New PE Holdco as contemplated by the Agreements for Purchase and Sale of Units in New PE Holdco, LLC, then we will apply the net proceeds of this offering in a manner other than as described in this prospectus supplement. We will be unable to close the acquisition if we are unable to raise sufficient amounts through this offering to fund the $10.0 million cash portion of the purchase price for the ownership interests in New PE Holdco.  In addition, if we are unable to acquire the full 33% ownership interest in New PE Holdco, we will not proceed to partially close the acquisition. Also, we may not close the acquisition if we are unable to complete the amendment to the Pacific Ethanol Plants’ credit agreement, as contemplated in the Agreements for Purchase and Sale of Units in New PE Holdco LLC. If, for any reason, we do not close the acquisition, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. If we do not close the acquisition, we expect the net proceeds from the offering to be used for general corporate purposes, which may include, among other things, working capital requirements, capital expenditures, acquisitions, acquisitions of other ownership interests in New PE Holdco, and the repayment of outstanding indebtedness.   Pending the application of the net proceeds, we expect to invest the net proceeds in demand deposit accounts or short-term, investment-grade securities.

DILUTION

As a result of this offering our stockholders will experience dilution to the extent of the difference between the price per unit being offered in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2012 was approximately $101,139,000, or $1.17 per share of common stock.  Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of March 31, 2012.  After giving effect to the assumed sale in this offering of 24,000,000 units at an assumed public offering price of $0.50 per unit, less the underwriting discounts and commissions and estimated offering expenses we expect to pay, and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, our pro forma net tangible book value as of March 31, 2012 would have been approximately $111,799,000 million, or approximately $1.01 per share.  This represents an immediate decrease in net tangible book value per share of approximately $0.16 per share to our existing stockholders.  The following table illustrates this calculation on a per share basis:

Net tangible book value per share as of March 31, 2012	$1.17
Decrease per share attributable to the offering	$0.16
As adjusted net tangible book value per share as of March 31, 2012 after giving effect to this offering	$1.01

Each $0.10 increase (decrease) in the assumed public offering price of $0.50 per unit would increase (decrease) our as adjusted net tangible book value after this offering by approximately $2.4 million, or approximately $0.02 per share to our existing stockholders, assuming that the number of units offered by us, as set forth above, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants offered hereby.

We may also increase or decrease the number of units we are offering from the assumed number of units set forth above.  An increase (decrease) of 3,600,000 units in the number of units offered by us from the assumed number of units set forth above would increase (decrease) our as adjusted net tangible book value after this offering by approximately $1.8 million, or approximately $0.02 per share to our existing stockholders, assuming that the assumed public offering price remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants offered hereby.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of units that we offer in this offering, and other terms of this offering determined at pricing.

If the underwriter exercises in full its option to purchase 3,600,000 additional units (based on an assumed sale of 24,000,000 units) at the assumed public offering price of $0.50 per unit, the as adjusted net tangible book value after this offering would be $0.99 per share, representing a decrease in net tangible book value of $0.18 per share to our existing shareholders.

The number of shares of common stock shown above to be outstanding after this offering is based on 86,801,993 shares outstanding as of June 26, 2012 and excludes the shares of common stock issuable upon exercise of the warrants being offered by us in this offering and excludes the following as of June 26, 2012:

•
252,066 shares of common stock reserved for issuance under our 2006 Stock Option Plan, or 2006 Plan, of which options to purchase 208,869 shares were outstanding, at a weighted average exercise price of $0.82 per share;

•	6,139,674 shares of common stock reserved for issuance under warrants to purchase common stock outstanding, at a weighted average exercise price of $8.71 per share;

•	2,907,393 shares of common stock reserved for issuance upon conversion of our Series B Cumulative Convertible Preferred Stock, or Series B Preferred Stock; and

•	any additional shares of common stock we may issue from time to time after that date.

If the underwriter’s over–allotment option is exercised in full, we will issue and sell an additional                 units and will have             shares outstanding after the offering, excluding the shares of common stock issuable upon exercise of the warrants being offered hereby.  Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriter’s over–allotment option.

DESCRIPTION OF THE SECURITIES

In this offering, we are offering units, with each unit consisting of one share of our common stock, one warrant to purchase       of a share of our common stock, one warrant to purchase       share of our common stock for a term of       and one warrant to purchase     share of our common stock for a term of       (and the shares of our common stock issuable from time to time upon exercise of the offered warrants) in this offering.  The Units will not be issued or certificated.  The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,684,375 shares are designated as Series A Preferred Stock and 1,580,790 shares are designated as Series B Preferred Stock.  As of June 26, 2012, there were 86,801,993 shares of common stock, no shares of Series A Preferred Stock and 926,942 shares of Series B Preferred Stock issued and outstanding.  On June 8, 2011, we effected a one-for-seven reverse split of our common stock.  All share information contained in this prospectus reflects the effect of this reverse stock split.  The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation, including our Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock, or Series A Certificate of Designations, our Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock, or Series B Certificate of Designations, and our bylaws.

Common Stock

All outstanding shares of common stock are fully paid and nonassessable.  The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

•
subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors, or Board;

•
upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

•	there are no redemption or sinking fund provisions applicable to our common stock; and

•	there are no preemptive or conversion rights applicable to our common stock.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form.  The warrants will be issued as individual warrant agreements to the investors.  In addition to one share of our common stock, each unit will consist of two warrants: one warrant to purchase     share of common stock for a term of     and one warrant to purchase      share of our common stock for a term of       . You should review a copy of the form of warrants, which is attached as Annex A, for a complete description of the terms and conditions applicable to the warrants.

Exercisability.  The first series of warrants to purchase          share of our common stock will be exercisable at any time after their original issuance, expected to be June    , 2012, and at any time up to the date that is after their original issuance.  The second series of warrants to purchase      share of our common stock will be exercisable at any time after their original issuance, expected to be June    , 2012, and at any time up to the date that is       after their original issuance.  The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.

Cashless Exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, if the holder, in its sole discretion, elects to exercise the warrant, the holder shall do so through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of common stock determined according to the formula set forth in the warrant.  No fractional shares of common stock will be issued in connection with the exercise of a warrant.  In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation.  A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.  However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, in either case at the option of the holder, provided that, any increase will only be effective upon 61-days’ prior notice from the holder to us.

Exercise Price.  The exercise price per share of common stock purchasable upon exercise of the warrants to purchase           share of our common stock is $       per share of common stock, subject to adjustment.  The exercise price per share of common stock purchasable upon exercise of the warrants to purchase           share of our common stock is $       per share of common stock, subject to adjustment.  The exercise price of each of the warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.  In addition, the exercise price of the warrants is also subject to a “weighted-average” anti-dilution adjustment in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable exercise price.

Transferability.  Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.  However, there is no established public trading market for the warrants and we do not expect one to develop.

Insufficient Authorized Shares. If at any time from and after the 90th day following the issuance date of the warrants and while any of the warrants remain outstanding we do not have a sufficient number of authorized and unreserved shares of common stock to satisfy our obligation to reserve for issuance upon exercise of the warrant at least 125% of the maximum number of shares of common stock as shall from time to time be necessary to effect the exercise of all of the warrants then outstanding, we are obligated to deliver a notice to the warrant holder specifying the number of shares unavailable to satisfy our obligations under the warrant and must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the warrants then outstanding. In the event that after the 90th day following the issuance date of the warrants at any time the warrants are exercisable there are insufficient shares of common stock issuable under such warrant, then we will within 90 days thereafter hold a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock.

Exchange Listing.  We do not plan on applying to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions.  In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments.  In no event may the exercise price of or the number of shares of our common stock subject to any warrant be amended, nor may the right to exercise that warrant be waived, without the written consent of the holder of that warrant.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not intend to pay cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings for use in the continued development of our business.

Our current and future debt financing arrangements may limit or prevent cash distributions from our subsidiaries to us, depending upon the achievement of certain financial and other operating conditions and our ability to properly service our debt, thereby limiting or preventing us from paying cash dividends. In addition, the holders of our outstanding Series B Preferred Stock are entitled to dividends of 7% per annum, payable quarterly, none of which have been paid for the years ended December 31, 2011, 2010 and 2009.  Although there are approximately $7.3 million of accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock from prior periods through December 31, 2011, we declared and paid $0.3 million in dividends on our Series B Preferred Stock for the three months ended March 31, 2012 and intend to continue to declare and pay the quarterly dividends that accrue on our Series B Preferred Stock in upcoming quarters.  Accumulated and unpaid dividends in respect of our preferred stock must be paid prior to the payment of any dividends to our common stockholders.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, by and between us and the underwriter named below, the underwriter has agreed to purchase, and we have agreed to sell units, each unit consisting of one share of common stock, one warrant to purchase     share of common stock for a term of          and one warrant to purchase     share of common stock for a term of           .  Lazard Capital Markets LLC is the sole book–running manager of the offering.  The underwriter has severally agreed to purchase the number of Units indicated in the table below:

Underwriter	Number of Units
Lazard Capital Markets LLC
Total

The underwriter is offering the units subject to its acceptance of the units from us and subject to prior sale.  The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the units offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to other conditions.  The underwriter is obligated to take and pay for all of the units offered by this prospectus supplement if any such units are taken.

The underwriter has an option to buy up to           additional units from us to cover sales of units by the underwriter which exceed the number of units specified in the table above.  The underwriter may exercise this option at any time and from time to time during the 30–day period from the date of this prospectus supplement.  If any additional units are purchased, the underwriter will offer the additional units on the same terms as those on which the shares are being offered.

The underwriter initially proposes to offer the units directly to the public at the public offering price listed on the cover page of this prospectus supplement.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Commissions and Discounts

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional units:

Total
	Per Unit	Without Over- Allotment	With Over- Allotment
Public offering price (1)	$	$	$
Underwriting discounts and commissions
Proceeds, before expenses, to us
___________________________
(1)           The public offering price is $         per share of common stock and $0.01 per warrant to purchase        of a share of common stock.

We estimate expenses payable by us in connection with the offering of units, other than the underwriting discounts and commissions referred to above, will be approximately $500,000, which includes approximately $200,000 that we have agreed to reimburse the underwriter for legal fees incurred in connection with this offering.

The relationship between Lazard Freres & Co. LLC and Lazard Capital Markets LLC is governed by a business alliance agreement between their respective parent companies.  Pursuant to such agreement, Lazard Freres & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above.

Indemnification

We and the underwriter have agreed to indemnify each other, and we have also agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.  We have also agreed to contribute to payments the underwriter may be required to make in respect of such liabilities.

Lock–up Agreements

We and each of our executive officers and directors, subject to certain customary exceptions, have agreed not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 45 days after the date of this prospectus supplement without first obtaining the written consent of Lazard Capital Markets LLC.  The 45–day “lock–up” period during which we and our executive officers and directors are restricted from engaging in transactions in our common stock or securities convertible into or exercisable or exchangeable for common stock is subject to extension such that, in the event that either (i) during the last 17 days of the “lock–up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock–up” period, we announce that we will release earnings or financial results during the 16–day period beginning on the last day of the “lock–up” period, then in either case the expiration of the “lock–up” period will be extended until the expiration of the 18–day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless the underwriter waives, in writing, such an extension.

Price Stabilization, Short Positions

In order to facilitate the offering of our securities, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock.  Specifically, the underwriter may sell more units than it is obligated to purchase under the underwriting agreement, creating a short position.  The underwriter must close out any short position by purchasing shares in the open market.  A short position may be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering.  As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock.  These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock.  The underwriter is not required to engage in these activities, and may end any of these activities at any time.

A prospectus in electronic format may be made available on websites maintained by the underwriter.  The underwriter may agree to allocate a number of Units to other underwriters for sale to their online brokerage account holders.  Internet distributions will be allocated by the underwriter on the same basis as other allocations

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”).  The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons.  Any person who is not a relevant person should not act or rely on this document or any of its contents.

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b)           it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to our securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our securities may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

provided that no such offer of the securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and securities to be offered so as to enable an investor to decide to purchase or subscribe securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations.  The securities may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations.  Neither this document nor any other offering materials relating to the securities may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities in Switzerland.

Transfer Agent and Registrar

Our shares of common stock are traded on The NASDAQ Capital Market under the symbol “PEIX.”  The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its telephone number is (718) 921-8200.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock and warrants offered by this prospectus supplement will be passed upon for us by Troutman Sanders LLP, Irvine, California.  Certain legal matters related to the offering will be passed upon for the underwriter by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2011 and 2010 incorporated by reference in this prospectus and registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion) and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is considered to be part of this prospectus supplement and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information.  We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the securities covered by this prospectus supplement, as amended:

•	Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 5, 2012, January 31, 2012, February 27, 2012, May 8, 2012, May 10, 2012, June 8, 2012 and June 27, 2012;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed with the Securities and Exchange Commission on May 11, 2012;

•	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, which we filed with the Securities and Exchange Commission on April 13, 2012;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we filed with the Securities and Exchange Commission on March 8, 2012; and

•	The description of our capital stock contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2007.

We will provide a copy of the documents we incorporate by reference (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, to any person who received this prospectus.  To request a copy of any or all of these documents, you should write or telephone us at:  Investor Relations, Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814, (916) 403-2123.  In addition, each document incorporated by reference is readily accessible on our website at www.pacificethanol.net.

You should rely only on the information provided or incorporated by reference in this prospectus supplement.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission.  Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov.  You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.

ANNEX A

PACIFIC ETHANOL, INC.
Form Of Warrants To Purchase Common Stock

Warrant No.:  ___
Number of Shares of Common Stock:_____________
Date of Issuance:  ____________, 2012 ("Issuance Date")

Pacific Ethanol, Inc. a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ______________, the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ______________ (_____________)1 fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares").  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16.  This Warrant is the Warrant to purchase Common Stock (this "Warrant") issued pursuant the Company’s Registration Statement on Form S-3 (File number 333-180731) (the “Registration Statement”).

1.           EXERCISE OF WARRANT.

(a)           Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant.  Within two (2) days following the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or by wire transfer of immediately available funds, or provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Business Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's transfer agent (the "Transfer Agent").  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.  Notwithstanding anything to the contrary herein, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise (as defined in Section 1(d), the Company’s failure to deliver Warrant Shares to the Holder shall not be deemed to be a breach of this Warrant if the Company has not received the Aggregate Exercise Price pursuant to the requirements of this Section 1(a).

1           Insert a number of shares equal to _____% of the number of Common Shares purchased under the Registration Statement for the warrants having a term of               and an exercise price of                and a number of shares equal to _____% of the number of Common Shares purchased under the Registration Statement for the warrants having a term of             and an exercise price of                  .

(b)           Exercise Price.  For purposes of this Warrant, "Exercise Price" means $_______2, subject to adjustment as provided herein.

(c)           Company's Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder on or before the Share Delivery Date in compliance with the terms of this Section 1, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after the Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Trading Day immediately preceding the date of the Exercise Notice.

(d)           Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) or an exemption from registration is not available for the resale of such Unavailable Warrant Shares, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise, the Holder can elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
D

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D= the Closing Sale Price on the date of the Exercise Notice.

(e)           Rule 144.  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(f)           Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

__________________________
2 Insert _____ for the warrants having a term of               and _____   for the warrants having term of            .

(g)           Beneficial Ownership Limitation.  Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of warrants.  For the avoidance of doubt, to the extent the limitation set forth in this Section 1(g) applies, the determination (i) of whether the exercise of this Warrant may be effected (vis-a-vis other Options or Convertible Securities owned by the Holder or any of its Affiliates) and (ii) of which such Options or Convertible Securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be).  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(h)           Insufficient Authorized Shares. If at any time from and after the ninetieth (90th) day following the Issuance Date and while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least 125% of the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately deliver a notice to the Holder specifying the number of shares unavailable to satisfy its obligations under this Warrant and shall take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure (the “Authorized Share Failure Deadline”), and assuming such Authorized Share Failure still exists, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.  In the event that upon any exercise of this Warrant at any time from and after the Authorized Share Failure Deadline, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such exercise, the Company shall pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the product of (i) the number of Warrant Shares that the Company is unable to deliver pursuant hereto and (ii) the Black Scholes Value.

2.           ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)           Stock Dividends and Splits

. Without limiting any provision of Section 2(b) or Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares (a “Stock Combination Event”), then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.  If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event. Simultaneously with any adjustment to the Exercise Price pursuant to this paragraph, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(b)           Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.  For purposes of determining the adjusted Exercise Price under this Section 2(b), the following shall be applicable:

(i)           Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

    (ii)           Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii)           Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)           Calculation of Consideration Received. If any Option or Convertible Security or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) or Adjustment Right (as applicable) will be deemed to have been issued for consideration equal to the Option Value thereof and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received or receivable by the Company minus (II) the Option Value of each such Option or Convertible Security (as applicable) or Adjustment Right (as applicable).  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the Weighted Average Prices of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)           Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)           Other Events.  In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(d)            Calculations.  All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

3.           RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or securities (other than stock or securities in which an adjustment is being made pursuant to Section 2(a)), property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.           PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)           Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b)           Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(g) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. Notwithstanding the foregoing, in the event of a Fundamental Transaction, at the request of the Holder (which may be required by the Company if the Successor Entity is not publicly traded) delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

    (c)           Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.           NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.           REISSUANCE OF WARRANTS.

(a)           Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)           Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.           NOTICES.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section  prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and email addresses for such notices and communications are those as may be designated by the Holder and the Company prior to the Issuance Date, and in writing hereafter, in the same manner, by any such Person. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.           AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.           SEVERABILITY.  If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.           GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.           CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.           DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Closing Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Closing Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price, the Closing Sale Price, the Closing Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

14.           REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.           TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.           CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)           Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of shares of Common Stock (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(b)           “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request, which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to, in the event of an Authorized Share Failure, the VWAP on the exercise date, or, in the event of a Fundamental Transaction, the VWAP on the Trading Day immediately preceding the consummation of the applicable Fundamental Transaction, (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c), if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) an expected volatility equal to the greater of 90% and the 30-day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the earlier to occur of the public disclosure or consummation of the applicable Fundamental Transaction and (v) a 0% cost of borrow.

(c)           “Bloomberg” means Bloomberg, L.P.

(d)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)           "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)            “Common Stock” means (i) the Company’s shares of common stock, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(g)           "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time.

(h)           “Convertible Securities” means any capital stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i)           “Eligible Market” means The New York Stock Exchange, The NYSE Amex, The Nasdaq Global Market, The Nasdaq Global Select Market or the Principal Market.

(j)           “Excluded Securities” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company in their capacity as such pursuant to any stock or option plan or employment agreement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of the securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issuance Date (including, without limitation, all securities issued on the date of this Agreement under the Registration Statement), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(k)            “Expiration Date” means the date that is the ______3 anniversary of the Exercisability Date, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(l)           “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(m)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(n)           “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

_____________________
3     Insert _____ for the warrants to purchase      share of common stock at an exercise price of          and _____ for the warrants to purchase     share of common stock at an exercise price of                .

(o)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(p)           “Principal Market” means The Nasdaq Capital Market.

(q)           “Subsidiary” means any direct or indirect wholly-owned subsidiary of the Company.

(r)           “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s)           “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(t)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

PACIFIC ETHANOL, INC.

By:
Name: Neil Koehler
Title: President and Chief Executive Officer

 EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

PACIFIC ETHANOL, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of PACIFIC ETHANOL, INC, a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.           Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to ____________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _________ Warrant Shares.

2.           Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.           Representations and Warranties.  By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock permitted to be owned under Section 1(f) of this Warrant to which this notice relates.

4.           Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.  Delivery shall be made to the Holder, or for its benefit, to the following address:
_______________________

_______________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Co., LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ________, 2012 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Co., LLC.

PACIFIC ETHANOL, INC

By:
Name:
Title:

PROSPECTUS

PACIFIC ETHANOL, INC.

$100,000,000

Debt Securities
Common Stock
Preferred Stock
Warrants
Units

This prospectus relates to the sale from time to time in one or more offerings of up to $100,000,000 of:

•	debt securities, which we may issue in one or more series;

•	shares of our common stock;

•	shares of our preferred stock, which we may issue in one or more series or classes;

•	warrants to purchase our debt securities, common stock or preferred stock; and

•	units.

We will provide the specific terms of any securities to be offered in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

When securities are offered under this prospectus, we will provide you with a prospectus supplement describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” The names of the underwriters, dealers and agents, if any, will be set forth in the accompanying prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will also set forth any applicable commissions or discounts payable to them.

Our common stock is traded on The NASDAQ Capital Market under the symbol “PEIX.”  On May 10, 2012, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.94.

_______________

Investing in our securities involves substantial risks.  See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement, and in any other document incorporated by reference herein or therein, for factors you should consider before buying any of our securities.

_______________

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus, up to a total dollar amount of $100,000,000.  This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the Securities and Exchange Commission as indicated under the heading “Where You Can Find Additional Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplements filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms “Pacific Ethanol,” “we,” “our” and “us” refer to Pacific Ethanol, Inc. and its consolidated subsidiaries, unless otherwise specified.  Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act.  These forward-looking statements include our current expectations and projections about future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations, as of the date of this prospectus and any applicable prospectus supplement. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, but are not limited to, those set forth under “Risk Factors” included in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.  Projections included in such risk factors have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with United States generally accepted accounting principles or any guidelines of the Securities and Exchange Commission.  Actual results will vary, perhaps materially, and we undertake no obligation to update the projections at any future date.  You are strongly cautioned not to place undue reliance on such projections.  All subsequent written and oral forward-looking statements attributable to Pacific Ethanol or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PACIFIC ETHANOL, INC.

Overview

We are the leading marketer and producer of low-carbon renewable fuels in the Western United States.

We market all the ethanol produced by four ethanol production facilities located in California, Idaho and Oregon, or Pacific Ethanol Plants, all the ethanol produced by three other ethanol producers in the Western United States and ethanol purchased from other third-party suppliers throughout the United States. We also market ethanol co-products, including wet distillers grains and syrup, or WDG, for the Pacific Ethanol Plants.

We have extensive customer relationships throughout the Western United States. Our ethanol customers are integrated oil companies and gasoline marketers who blend ethanol into gasoline. We arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers in the Western United States, primarily in California,  Arizona, Nevada, Utah, Oregon, Colorado, Idaho and Washington. Our WDG customers are dairies and feedlots located near the Pacific Ethanol Plants.

We have extensive supplier relationships throughout the Western and Midwestern United States. In some cases, we have marketing agreements with suppliers to market all of the output of their facilities.

We hold a 34% ownership interest in New PE Holdco LLC, or New PE Holdco, the owner of each of the plant holding companies, or the Plant Owners, that collectively own the Pacific Ethanol Plants. We operate and maintain the Pacific Ethanol Plants under the terms of an asset management agreement with New PE Holdco and the Plant Owners, including supplying all goods and materials necessary to operate and maintain each Pacific Ethanol Plant. In operating the Pacific Ethanol Plants, we direct the production process to obtain optimal production yields, lower costs by leveraging our infrastructure, enter into risk management agreements such as insurance policies and manage commodity risk practices. We are also in complete charge of, and have care and custody over, each Pacific Ethanol Plant that is not operational, and provide recommendations as to when a Pacific Ethanol Plant should become operational. We perform all activities necessary to support a cost effective return of any idled Pacific Ethanol Plant to operational status once New PE Holdco approves our recommendation to re-start an idled Pacific Ethanol Plant.

We market ethanol and WDG produced by the Pacific Ethanol Plants under the terms of separate marketing agreements with the Plant Owners whose facilities are operational. The marketing agreements provide us with the absolute discretion to solicit, negotiate, administer (including payment collection), enforce and execute ethanol and co-product sales agreements with any third party.

The Pacific Ethanol Plants are comprised of the four facilities described immediately below, three of which are currently operational. When market conditions permit, and with approval of New PE Holdco, we intend to resume operations at the Madera, California facility.

Facility Name	Facility Location	Estimated Annual Capacity (gallons)	Current Operating Status
Magic Valley	Burley, ID	60,000,000	Operating
Columbia	Boardman, OR	40,000,000	Operating
Stockton	Stockton, CA	60,000,000	Operating
Madera	Madera, CA	40,000,000	Idled

We also provide operations, maintenance and accounting services for a 250,000 gallon per year cellulosic integrated biorefinery owned by ZeaChem Inc. in Boardman, Oregon, which is adjacent to the Pacific Ethanol Columbia plant.

Corporate Information

We are a Delaware corporation that was incorporated in February 2005.  Our principal executive offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814.  Our telephone number is (916) 403-2123 and our Internet website is www.pacificethanol.net.  The content of our Internet website does not constitute a part of this prospectus.

In 2006, we began constructing the first of the four Pacific Ethanol Plants and were continuously engaged in plant construction until the fourth facility was completed in 2008. In late 2008 and early 2009, we idled production at three of the Pacific Ethanol Plants due to adverse market conditions and lack of adequate working capital. On May 17, 2009, each of the Plant Owners filed voluntary petitions for relief under chapter 11 of Title 11 of the United States Bankruptcy Code, or Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware, or Bankruptcy Court, in an effort to restructure their indebtedness. On April 16, 2010, the Plant Owners filed a joint plan of reorganization, or Plan, with the Bankruptcy Court, which was structured in cooperation with a number of the Plant Owners’ secured lenders. The Bankruptcy Court confirmed the Plan at a hearing on June 8, 2010. On June 29, 2010, or Effective Date, the Plant Owners emerged from bankruptcy under the terms of the Plan. Under the Plan, on the Effective Date, all of the ownership interests in the Plant Owners were transferred to New PE Holdco, which was wholly-owned as of that date by some of the prepetition lenders to the Plant Owners and new lenders to the Plant Owners. As a result, the Pacific Ethanol Plants became wholly-owned by New PE Holdco as of the Effective Date.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the Securities and Exchange Commission, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected.  If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment.  In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless otherwise specified in the applicable prospectus supplement, we currently expect to use the net proceeds of our sale of securities for general corporate purposes, which may include, among other things, working capital requirements, capital expenditures, acquisitions, acquisitions of additional ownership interests in New PE Holdco, and the repayment of outstanding indebtedness.  Pending these uses, we expect to invest the net proceeds in demand deposit accounts or short-term, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

Our earnings are inadequate to cover fixed charges.  The following table sets forth the dollar amount of the coverage deficiency for all periods (in thousands):

	Year Ended December 31,
	2011		2010		2009	2008	2007
Ratio of Earnings to Fixed Charges	1.12	x	7.46	x	—	—	0.3	x
Excess (Deficiency) of Earnings Available to Cover Fixed Charges	$1,985		$72,121		$(310,948)	$(160,371)	$(27,101)

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the debt securities that we may offer using this prospectus. Further terms of the debt securities will be stated in the applicable prospectus supplement. The following description and any description of the debt securities in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the applicable indenture, supplemental indenture and form of debt security.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of Pacific Ethanol. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The following summaries of the material provisions of the senior debt securities, the subordinated debt securities and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered as exhibits to the registration statement of which this prospectus is a part or such supplemental indentures will be incorporated by reference to reports that we file with the Securities and Exchange Commission. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The indentures do not limit the amount of other debt that we may incur and do not contain financial or similar restrictive covenants. The indentures do not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities offered and the price or prices at which we will offer the debt securities. The description will include:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must pay the principal;

•	whether the debt securities will be issued with any original issue discount;

•
whether the debt securities are convertible into common stock or other securities or property and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	whether and under what circumstances, if any, we will pay a premium or additional amounts on any debt securities;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem or retire any debt security, if at all;

•	any obligation to redeem or repurchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities if other than denominations of $1,000 and any integral multiple thereof;

•	the manner in which we will determine the amount of principal of or any premium or interest or additional amounts on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity if other than 100%;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities are defeasible;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures, including whether the indenture will restrict our ability or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;

o	redeem capital shares;

o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders or affiliates;

o	issue or sell shares of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	procedures for any auction or remarketing, if any; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity under the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Conversion and Exchange Rights

The applicable prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock or other securities or property of ours. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. The indebtedness underlying the subordinated debt securities will be payable only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

Unless otherwise indicated in a prospectus supplement, we may not make any payment on the subordinated debt securities if a default in the payment of the principal of, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation, in respect of senior indebtedness occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if any other default occurs and continues with respect to senior indebtedness that permits holders of the senior indebtedness to accelerate its maturity and the trustee receives a notice of such default from us, a holder of such senior indebtedness or other person permitted to give such notice. We may not resume payments on the subordinated debt securities until the defaults are cured or certain periods pass.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Securities” and will trade in book-entry form only.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to, any person, and shall not permit any other person to consolidate with or merge into us, unless:

•
either: (i) we are the surviving corporation or (ii) the person formed by or surviving any consolidation, amalgamation or merger or resulting from such conversion (if other than Pacific Ethanol) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a corporation, limited liability company or limited partnership organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and assumes our obligations under the debt securities and under the indentures pursuant to agreements reasonably satisfactory to the indenture trustee;

•
immediately before and after giving pro forma effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•	several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, it is anticipated that each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

•
failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•
failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•
failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

•
failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given to us by the applicable indenture trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture; and

•	certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary.

If an event of default (other than an event of default with respect to Pacific Ethanol described in the last item listed above) with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security, such portion of the principal amount of such debt security as may be specified in the terms of such debt security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an event of default with respect to Pacific Ethanol described in the last item listed above with respect to the debt securities of any series at the time outstanding occurs, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions in the indentures relating to the duties of the trustees in case an event of default has occurred and is continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series;

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to each trustee annually, within 150 days after the end of each fiscal year, a certificate by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

Unless otherwise specified in the prospectus supplement, modifications and amendments of an indenture may be made by us and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment.  However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or time for payment of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or the rate of interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place or the coin or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment due on any debt security;

•	modify the subordination provisions in the case of subordinated debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•
modify such provisions with respect to modification, amendment or waiver, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date:

•
the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

•
the principal amount of a debt security denominated in one or more foreign currencies or currency units that will he deemed to be outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of an original issue discount security the United States dollar equivalent on the date of original issuance of such security of the amount determined as provided immediately above); and

•	certain debt securities, including those owned by us or any of our other affiliates, will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take such action.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the indenture trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the depositary in accordance with its procedures. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; that on the redemption date the redemption price will become due and payable upon each security to be redeemed and, if applicable, that interest thereon will cease to accrue after such date; the place or places where such debt securities are to be surrendered for payment of the redemption price; and that the redemption is for a sinking fund, if such is the case.

Prior to any redemption date, we will deposit or cause to be deposited with the indenture trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the indenture trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

•	either:

o
all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

o
all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee;

and in either case we have irrevocably deposited with the trustee as trust funds for such purpose money in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

•
we have delivered an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the debt securities of that series have been complied with.

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions of the indentures relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance.  The indentures provide that, upon our exercise of our option (if any) to have the provisions relating to legal defeasance applied to any debt securities, we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to convert, exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

•
we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

•	no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing at the time of such deposit;

•
such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable indenture) to which we are a party or by which we are bound;

•
we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of the debt securities over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

•
we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in the items set forth immediately above and the item set forth immediately below, as applicable, have been complied with;

•
in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our senior debt and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof: and

•	we have delivered to the trustee an opinion of counsel to the effect that all conditions precedent set forth in first, third or fourth item above have been complied with.

Covenant Defeasance.  The indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any debt securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain events of default, which are described above in the fifth item listed under “Events of Default” above and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in the second, third, fourth, fifth, sixth and seventh items above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.

Notices

We will mail notices to holders of debt securities at the addresses that appear in the security register.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Information Concerning the Indenture Trustee

The indenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by an indenture at the request or direction of any of the applicable holders pursuant to such indenture unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated loan may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in The City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, of which 1,684,375 shares are designated as Series A Preferred Stock and 1,580,790 shares are designated as Series B Preferred Stock.  As of May 10, 2012, there were 86,801,993 shares of common stock, no shares of Series A Preferred Stock and 926,942 shares of Series B Preferred Stock issued and outstanding.  On June 8, 2011, we effected a one-for-seven reverse split of our common stock.  All share information contained in this prospectus reflects the effect of this reverse stock split.  The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation, including our Certificate of Designations, Powers, Preferences and Rights of the Series A Preferred Stock, or Series A Certificate of Designations, our Certificate of Designations, Powers, Preferences and Rights of the Series B Preferred Stock, or Series B Certificate of Designations, and our bylaws.

Common Stock

All outstanding shares of common stock are fully paid and nonassessable.  The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

•
subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors, or Board;

•
upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

•	there are no redemption or sinking fund provisions applicable to our common stock; and

•	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our Board is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series.  The issuance need not be approved by our common stockholders and need only be approved by holders, if any, of our Series A Preferred Stock and Series B Preferred Stock if, as described below, the shares of preferred stock to be issued have preferences that are senior to or on parity with those of our Series A Preferred Stock and Series B Preferred Stock.

The rights of the holders of our common stock, Series A Preferred Stock and Series B Preferred Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.  Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our Board and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock.  The following is a summary of the terms of the Series A Preferred Stock and the Series B Preferred Stock.

Series B Preferred Stock

As of May 10, 2012, 926,942 shares of Series B Preferred Stock were issued and outstanding and an aggregate of 1,419,210 shares of Series B Preferred Stock had been converted into shares of our common stock.  The converted shares of Series B Preferred Stock have been returned to undesignated preferred stock.  A balance of 653,848 shares of Series B Preferred Stock remain authorized for issuance.

Rank and Liquidation Preference

Shares of Series B Preferred Stock rank prior to our common stock as to distribution of assets upon liquidation events, which include a liquidation, dissolution or winding up of Pacific Ethanol, whether voluntary or involuntary. The liquidation preference of each share of Series B Preferred Stock is equal to $19.50, or Series B Issue Price, plus any accrued but unpaid dividends on the Series B Preferred Stock. If assets remain after the amounts are distributed to the holders of Series B Preferred Stock, the assets shall be distributed pro rata, on an as-converted to common stock basis, to the holders of our common stock and Series B Preferred Stock. The written consent of a majority of the outstanding shares of Series B Preferred Stock is required before we can authorize the issuance of any class or series of capital stock that ranks senior to or on parity with shares of Series B Preferred Stock.

Dividend Rights

As long as shares of Series B Preferred Stock remain outstanding, each holder of shares of Series B Preferred Stock are entitled to receive, and shall be paid quarterly in arrears, in cash out of funds legally available therefor, cumulative dividends, in an amount equal to 7.0% of the Series B Issue Price per share per annum with respect to each share of Series B Preferred Stock.  The dividends may, at our option, be paid in shares of Series B Preferred Stock valued at the Series B Issue Price.  In the event we declare, order, pay or make a dividend or other distribution on our common stock, other than a dividend or distribution made in common stock, the holders of the Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares of our common stock into which the Series B Preferred Stock is convertible on the record date for the dividend or distribution.

The Series B Preferred Stock ranks pari passu with respect to dividends and liquidation rights with the Series A Preferred Stock and pari passu with respect to any class or series of capital stock specifically ranking on parity with the Series B Preferred Stock.

Optional Conversion Rights

Each share of Series B Preferred Stock is convertible at the option of the holder into shares of our common stock at any time.  Each share of Series B Preferred Stock is convertible into the number of shares of common stock as calculated by multiplying the number of shares of Series B Preferred Stock to be converted by the Series B Issue Price, and dividing the result thereof by the Conversion Price.  The “Conversion Price” was initially $45.50 per share of Series B Preferred Stock, subject to adjustment; therefore, each share of Series B Preferred Stock was initially convertible into 0.43 shares of common stock, which number is equal to the quotient of the Series B Issue Price of $19.50 divided by the initial Conversion Price of $45.50 per share of Series B Preferred Stock.  Accrued and unpaid dividends are to be paid in cash upon any conversion.

Mandatory Conversion Rights

In the event of a Transaction which will result in an internal rate of return to holders of Series B Preferred Stock of 25% or more, each share of Series B Preferred Stock shall, concurrently with the closing of the Transaction, be converted into shares of common stock. A “Transaction” is defined as a sale, lease, conveyance or disposition of all or substantially all of our capital stock or assets or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving us or a subsidiary) in which the stockholders immediately prior to the transaction do not retain a majority of the voting power in the surviving entity.  Any mandatory conversion will be made into the number of shares of common stock determined on the same basis as the optional conversion rights above.  Accrued and unpaid dividends are to be paid in cash upon any conversion.

No shares of Series B Preferred Stock will be converted into common stock on a mandatory basis unless at the time of the proposed conversion we have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of common stock issued or issuable to the holders on conversion of the Series B Preferred Stock then issued or issuable to the holders and the shares of common stock are eligible for trading on The NASDAQ Stock Market (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series B Preferred Stock).

Conversion Price Adjustments

The Conversion Price is subject to customary adjustment for stock splits, stock combinations, stock dividends, mergers, consolidations, reorganizations, share exchanges, reclassifications, distributions of assets and issuances of convertible securities, and the like. The Conversion Price is also subject to downward adjustments if we issue shares of common stock or securities convertible into or exercisable for shares of common stock, other than specified excluded securities, at per share prices less than the then effective Conversion Price. In this event, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of common stock outstanding immediately prior to the issue or sale multiplied by the then existing Conversion Price, and (b) the consideration, if any, received by us upon such issue or sale, by (ii) the total number of shares of common stock outstanding immediately after the issue or sale.  For purposes of determining the number of shares of common stock outstanding as provided in clauses (i) and (ii) above, the number of shares of common stock issuable upon conversion of all outstanding shares of Series B Preferred Stock, and the exercise of all outstanding securities convertible into or exercisable for shares of common stock, will be deemed to be outstanding.

The Conversion Price will not be adjusted in the case of the issuance or sale of the following: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series B Preferred Stock and any common stock issued upon conversion of the Series B Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series B Certificate of Designations; and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the foregoing.

Voting Rights and Protective Provisions

The Series B Preferred Stock votes together with all other classes and series of our voting stock as a single class on all actions to be taken by our stockholders.  Each share of Series B Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of common stock into which each share of Series B Preferred Stock is convertible on all matters to be voted on by our stockholders, however, the number of votes for each share of Series B Preferred Stock may not exceed the number of shares of common stock into which each share of Series B Preferred Stock would be convertible if the applicable Conversion Price were $45.50 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares).

We are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting as a separate class, to:

•
increase or decrease the total number of authorized shares of Series B Preferred Stock or the authorized shares of our common stock reserved for issuance upon conversion of the Series B Preferred Stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);

•	increase or decrease the number of authorized shares of preferred stock or common stock (except as otherwise required by our certificate of incorporation or the Series B Certificate of Designations);

•
alter, amend, repeal, substitute or waive any provision of our certificate of incorporation or our bylaws, so as to affect adversely the voting powers, preferences or other rights, including the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series B Preferred Stock, whether by merger, consolidation or otherwise;

•
authorize, create, issue or sell any securities senior to or on parity with the Series B Preferred Stock or securities that are convertible into securities senior to or on parity the Series B Preferred Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•
authorize, create, issue or sell any securities junior to the Series B Preferred Stock other than common stock or securities that are convertible into securities junior to Series B Preferred Stock other than common stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

•
authorize, create, issue or sell any additional shares of Series B Preferred Stock other than the Series B Preferred Stock initially authorized, created, issued and sold, Series B Preferred Stock issued as payment of dividends and Series B Preferred Stock issued in replacement or exchange therefore;

•	engage in a Transaction that would result in an internal rate of return to holders of Series B Preferred Stock of less than 25%;

•
declare or pay any dividends or distributions on our capital stock in a cumulative amount in excess of the dividends and distributions paid on the Series B Preferred Stock in accordance with the Series B Certificate of Designations;

•	authorize or effect the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of our business; or

•
purchase, redeem or otherwise acquire any of our capital stock other than Series B Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, our capital stock or securities convertible into or exchangeable for our capital stock.

Reservation of Shares

We initially were required to reserve 3,000,000 shares of common stock for issuance upon conversion of shares of Series B Preferred Stock and are required to maintain a sufficient number of reserved shares of common stock to allow for the conversion of all shares of Series B Preferred Stock.

Series A Preferred Stock

As of May 10, 2012, no shares of Series A Preferred Stock were issued and outstanding and an aggregate of 5,315,625 shares of Series A Preferred Stock had been converted into shares of our common stock and returned to undesignated preferred stock.  A balance of 1,684,375 shares of Series A Preferred Stock remain authorized for issuance.  The rights and preferences of the Series A Preferred Stock are substantially the same as the Series B Preferred Stock, except as follows:

•	the Series A Issue Price, on which the Series A Preferred Stock liquidation preference is based, is $16.00 per share;

•	dividends accrue and are payable at a rate per annum of 5.0% of the Series A Issue Price per share;

•	each share of Series A Preferred Stock is convertible at a rate equal to the Series A Issue Price divided by an initial Conversion Price of $56.00 per share;

•
holders of the Series A Preferred Stock have a number of votes equal to the number of shares of common stock into which each share of Series A Preferred Stock is convertible on all matters to be voted on by our stockholders, voting together as a single class; provided, however, that the number of votes for each share of Series A Preferred Stock shall not exceed the number of shares of common stock into which each share of Series A Preferred Stock would be convertible if the applicable Conversion Price were $62.93 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting the shares); and

•	we are not permitted, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class, to:

o	change the number of members of our Board to be more than nine members or less than seven members;

o	effect any material change in our industry focus or that of our subsidiaries, considered on a consolidated basis;

o
authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction or series of transactions with one of our or our subsidiaries’ current or former officers, directors or members with value in excess of $100,000, excluding compensation or the grant of options approved by our Board; or

o
authorize or engage in, or permit any subsidiary to authorize or engage in, any transaction with any entity or person that is affiliated with any of our or our subsidiaries’ current or former directors, officers or members, excluding any director nominated by the initial holder of the Series B Preferred Stock.

Preemptive Rights

Holders of our Series A Preferred Stock have preemptive rights to purchase a pro rata portion of all capital stock or securities convertible into capital stock that we issue, sell or exchange, or agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange.  We must deliver each holder of our Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of capital stock or securities convertible into capital stock which must include a description of the securities and the price and other terms upon which they are to be issued, sold or exchanged together with the identity of the persons or entities (if known) to which or with which the securities are to be issued, sold or exchanged, and an offer to issue and sell to or exchange with the holder of the Series A Preferred Stock the holder’s pro rata portion of the securities, and any additional amount of the securities should the other holders of Series A Preferred Stock subscribe for less than the full amounts for which they are entitled to subscribe. In the case of a public offering of our common stock for a purchase price of at least $12.00 per share and a total gross offering price of at least $50 million, the preemptive rights of the holders of the Series A Preferred Stock shall be limited to 50% of the securities.  Holders of our Series A Preferred Stock have a 30 day period during which to accept the offer.  We will have 90 days from the expiration of this 30 day period to issue, sell or exchange all or any part of the securities as to which the offer has not been accepted by the holders of the Series A Preferred Stock, but only as to the offerees or purchasers described in the offer and only upon the terms and conditions that are not more favorable, in the aggregate, to the offerees or purchasers or less favorable to us than those contained in the offer.

The preemptive rights of the holders of the Series A Preferred Stock shall not apply to any of the following securities: (i) securities issued to our employees, officers or directors or options to purchase common stock granted by us to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us and the grant of which is approved by the compensation committee of our Board; (ii) the Series A Preferred Stock and any common stock issued upon conversion of the Series A Preferred Stock; (iii) securities issued on the conversion of any convertible securities, in each case, outstanding on the date of the filing of the Series A Certificate of Designations; (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with the Series A Certificate of Designations; and (v) the issuance of our securities issued for consideration other than cash as a result of a merger, consolidation, acquisition or similar business combination by us approved by our Board.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

A number of provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us.  These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.  These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Pacific Ethanol.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, regulating corporate takeovers.  In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under specified circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the stockholder) (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities.  We expect the existence of its provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance.  We also anticipate that Section 203 of the DGCL may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions may also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF PREFERRED STOCK

We may issue up to 6,734,835 shares of preferred stock, par value $0.001 per share, from time to time in one or more classes or series, with the exact terms of each series or class established by our Board. Without seeking stockholder approval, our Board may issue preferred stock with voting and other rights that are greater than the rights of our common stock and could adversely affect the voting power of the holders of our common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series or class will be determined by our Board and set forth in a certificate of designations relating to such series or class that will amend our Certificate of Incorporation. We will include each certificate of designations as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designations for a complete description of all of the terms.

This section describes the general terms of the preferred stock that we may offer using this prospectus. Further terms of the preferred stock will be stated in the applicable prospectus supplement. The following description and any description of the preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the certificate of designations.

Terms

You should refer to the applicable prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	the maximum number of shares in the series or class and the distinctive designation;

•	number of shares offered and initial offering price;

•	the terms on which dividends, if any, will be paid;

•	the terms of any preemptive rights;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the repurchase or redemption of the shares of the series;

•
the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•
terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•
any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the voting rights, if any, on the shares of the series;

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares; and

•	any material United States federal income tax consequences.

The issuance of preferred stock may delay, deter or prevent a change in control.

Ranking

Unless we provide otherwise in an applicable prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

•	junior to all of our equity securities ranking senior to the offered preferred stock.

As used herein, the term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, our preferred stockholders are entitled to receive dividends, if any, when and as authorized by our Board, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital shares ranking senior, an amount equal to the stated or liquidation value of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their our preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those preferred stock. These terms typically will include number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify in a prospectus supplement the transfer agent and registrar for any series of preferred stock offered by this prospectus.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the warrants to purchase common stock, preferred stock and/or debt securities that we may offer using this prospectus. Further terms of the warrants will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of the warrant and warrant agreement.

General

We may issue additional warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	the terms for changes to or adjustments in the exercise price, if any;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	any material United States federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of May 10, 2012, we had outstanding warrants to purchase 6,139,674 shares of our common stock at exercise prices ranging from $0.45 to $49.70 per share.  These outstanding warrants consist of warrants to purchase an aggregate of 252,101 shares of common stock at an exercise price of $0.45 per share expiring in 2017, warrants to purchase an aggregate of 4,956,250 shares of common stock at an exercise price of $1.50 per share expiring in 2016, warrants to purchase an aggregate of 502,750 shares of common stock at an exercise price of $49.00 per share expiring in 2018, and warrants to purchase an aggregate of 428,573 shares of common stock at an exercise price of $49.70 per share expiring in 2013.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any document applicable to the securities comprising the units. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the units that we may offer using this prospectus. Further terms of the units will be stated in the applicable prospectus supplement. The following description and any description of the units in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the units and the related documents applicable to the securities constituting the units.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement. Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	any material United States federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the Securities and Exchange Commission that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. We expect that DTC’s nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Company, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our Certificate of Incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

We expect DTC to advise us that DTC will take any action permitted to be taken by a registered holder of any securities under our Certificate of Incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•
we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

•
there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our articles or the relevant indenture trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any indenture trustee, any depositary, any rights agent, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities, other than the shares of common stock listed on The NASDAQ Capital Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could he discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing the debt securities on any securities exchange; any such listing with respect to any particular debt securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters’ obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not exceed 8% of the gross proceeds received by us for the sale of any securities offered pursuant to this prospectus and any applicable prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon by Rutan & Tucker, LLP.

EXPERTS

The financial statements incorporated by reference in this prospectus and registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion) and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form   S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement.  Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.  We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the Securities and Exchange Commission.  The public may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The registration statement, including its exhibits and schedules, may be inspected at the Public Reference Room. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Pacific Ethanol, that file electronically with the Securities and Exchange Commission.  The Securities and Exchange Commission’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.pacificethanol.net/.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission.  This means that we can disclose important information to you by referring you to another filed document.  Any information referred to in this way is considered part of this prospectus from the date we file that document.  Any reports filed by us with the Securities and  Exchange Commission after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.  Accordingly, we incorporate by reference the following documents or information filed with the Securities and Exchange Commission:

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed with the Securities and Exchange Commission on May 11, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2012;

•	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, which we filed with the Securities and Exchange Commission on April 13, 2012;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we filed with the Securities and Exchange Commission on March 8, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2012;

•	The description of our capital stock contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2007; and

•
All documents filed by  us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of an offering under this prospectus, other than documents or information deemed furnished and not filed in accordance with Securities and Exchange Commission rules.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who received this prospectus.  To request a copy of any or all of these documents, you should write or telephone us at:  Investor Relations, Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814, (916) 403-2123.  In addition, each document incorporated by reference is readily accessible on our website at www.pacificethanol.net.

Units Consisting of
One Share of Common Stock,
One Warrant to Purchase       Share of Common Stock for a Term of      and
One Warrant to Purchase       Share of Common Stock for a Term of

PACIFIC ETHANOL, INC.

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PROSPECTUS SUPPLEMENT

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Sole Book- Running Manager

Lazard Capital Markets

June      , 2012